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                 BANKAMERICA MANUFACTURED HOUSING CONTRACT TRUST V
           SENIOR/SUBORDINATE PASS-THROUGH CERTIFICATES, SERIES 1998-2
                              UNDERWRITING AGREEMENT

                                                                  June 23, 1998


Morgan Stanley & Co. Incorporated
(for itself and the other Underwriters
named in Schedule I hereto)
1585 Broadway
New York, New York  10036

Ladies and Gentlemen:

          Bank of America National Trust and Savings Association ("Bank of America") and Bank of America, FSB ("BAFSB" and together with Bank of America, the "Contract Sellers"), propose, subject to the terms and conditions stated in this Underwriting Agreement (the "Underwriting Agreement"), to sell to the underwriters named in Schedule I hereto (the "Underwriters;" PROVIDED, HOWEVER, that if you are the only underwriter named in Schedule I, then the terms "Underwriter" and "Underwriters" shall refer solely to you) certain of their BankAmerica Manufactured Housing Contract Trust V Senior/Subordinate Pass-Through Certificates, Series 1998-2 (the "Certificates"), as specified in Schedule II hereto (the "Offered Certificates"), to be issued pursuant to a Pooling and Servicing Agreement (the "Agreement") to be dated as of June 1, 1998, by and among, Bank of America, as a Contract Seller, Bank of America, FSB, as a Contract Seller and Servicer, and The First National Bank of Chicago, as Trustee (the "Trustee"). The "Cut-off Date" shall be the close of business on May 31, 1998. The Certificates will be executed by the Trustee and will evidence undivided interests in the Trust Fund (as defined in the Agreement) consisting primarily of a pool (the "Pool") of manufactured housing installment sales contracts and installment loan agreements (the "Contracts") sold by the Contract Sellers to the Trust Fund pursuant to the Agreement, and listed in an exhibit to the Agreement. The Certificates are described more fully in the Prospectus (which term is defined below), which the Contract Sellers are furnishing to you.

          Section 1. REPRESENTATIONS AND WARRANTIES. Each Contract Seller represents and warrants to, and agrees with, each Underwriter that:

               (a) It has caused to be filed with the Securities and Exchange Commission (the "Commission") a registration statement (No. 333-35251) on Form S-3, as amended by Pre-Effective Amendment No. 1 thereto, dated October 28, 1997, for the registration under the Securities Act of 1933, as amended (the "Act"), of the Offered Certificates, which registration statement has become effective on October 30, 1997 (the "Effective Date") and copies of which have heretofore been delivered to you, and pursuant to Rule 424 a preliminary prospectus supplement dated June 16, 1998, a copy of which has been delivered to you. It proposes to cause to be filed with the Commission pursuant to Rule 424 under the Act a final prospectus supplement, dated the date specified in Schedule II hereto, relating to the Offered Certificates and the method of distribution

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          thereof, and has previously advised you of all further information
          (financial and other) with respect to the Offered Certificates set forth therein. Such registration statement, including the exhibits thereto and any documents incorporated by reference therein, as amended or incorporated by reference as of the date hereof, and the information deemed to be part thereof pursuant to Rule 430A(b) under the Act, is hereinafter called the "Registration Statement;" the prospectus included therein (including all documents incorporated by reference therein), in the form in which it will be filed with the Commission pursuant to Rule 424 under the Act, is hereinafter called the "Base Prospectus;" the supplement to the Base Prospectus, in the form in which it will be filed with the Commission pursuant to Rule 424 of the Act, is hereinafter called the "Prospectus Supplement;" and the Base Prospectus and the Prospectus Supplement together are hereby called the "Prospectus." Any preliminary form of the Prospectus Supplement which has heretofore been filed pursuant to Rule 402(a) or Rule 424 is hereinafter called a "Preliminary Prospectus Supplement." It will not, without your prior consent, file any other amendment to the Registration Statement or make any change in the Base Prospectus or the Prospectus Supplement until after the period in which a prospectus is required to be delivered to purchasers of the Offered Certificates under the Act. All references in this Underwriting Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Each Contract Seller meets the requirements for use of Form S-3 under the Act at all relevant times.

               (b) As of the date hereof, when the Registration Statement became effective, when the Prospectus Supplement is first filed pursuant to Rule 424 under the Act, when, after the date hereof and prior to the Closing Date (as defined in Schedule II hereto), any amendment to the Registration Statement becomes effective, when any supplement to the Prospectus Supplement is filed with the Commission, and at the Closing Date, (i) the Registration Statement, as amended as of any such time, and the Prospectus, as amended or supplemented as of any such time, complied or will comply in all material respects with the applicable requirements of the Act and the rules thereunder and (ii) the Registration Statement, as amended as of any such time, did not and will not contain any untrue statement of a material fact and did not and will not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented as of any such time, did not and will not contain an untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, it makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto made in reliance upon and in conformity with written information furnished to the Contract Sellers by you, or by any Underwriter through you, specifically for use in the preparation thereof.

               (c) It is a federal savings bank (in the case of BAFSB) or a national banking association (in the case of Bank of America), duly organized and validly existing under the laws of the United States, with full power and authority to conduct its business as

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          currently operated, and to enter into and perform its obligations under this Underwriting Agreement and the Agreement and it is conducting its manufactured housing business so as to comply in all material respects with all applicable statutes, ordinances, rules and regulations of the jurisdictions in which it is conducting such business and where the failure to so comply would have a material adverse effect on the transactions contemplated hereunder or its ability to perform its obligations under the Agreement.

               (d) It is not aware of (i) any request by the Commission for any further amendment of the Registration Statement or the Prospectus or for any additional information, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose or (iii) any notification with respect to the suspension of the qualification of the Offered Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

               (e) At or prior to the Closing Date, it will have entered into the Agreement; it has duly authorized, executed and delivered this Underwriting Agreement and the Agreement; when delivered by such Contract Seller, this Underwriting Agreement and the Agreement will have been duly authorized, executed and delivered by it and will constitute a valid and binding agreements of such Contract Seller, enforceable against it in accordance with its terms, except that the enforceability thereof may be subject to: (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally; (ii) general principles of equity regardless of whether enforcement is sought in a proceeding of equity or at law; and (iii) limitations of public policy under applicable securities laws as such relate to the enforceability of rights to indemnity under the Agreement or this Underwriting Agreement.

               (f) The Certificates and the Agreement conform in all material respects to the descriptions thereof contained in the Prospectus. As of the Closing Date, the Offered Certificates will be duly and validly executed and delivered by it, and will, when duly and validly authenticated by the Trustee and delivered to you in accordance with this Underwriting Agreement and the Agreement, be entitled to the benefits of the Agreement.

               (g) As of the Closing Date, the representations and warranties of such Contract Seller set forth in Section 3.01 of the Agreement will be true and correct in all material respects.

               (h) Neither the issuance and sale of the Offered Certificates, nor the consummation by such Contract Seller of any other transactions contemplated in this Underwriting Agreement, nor the fulfillment of the terms of the Agreement or this Underwriting Agreement will result in the breach of any term or provision of the articles of association or by-laws of such Contract Seller or conflict with, result in a material breach, violation or acceleration of or constitute a default under, the terms of any indenture or other agreement or instrument to which it or any of its subsidiaries is a party or by which it is bound, or any statute, order or regulation applicable to such Contract

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          Seller or any of its subsidiaries of any court, regulatory body, administrative agency or governmental body having jurisdiction over such Contract Seller or any of its subsidiaries. Neither such Contract Seller nor any of its subsidiaries is a party to, bound by or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects the ability of such Contract Seller to perform its obligations under the Agreement.

               (i) There are no actions or proceedings against, or investigations of, such Contract Seller pending, or, to the knowledge of such Contract Seller, threatened, before any court, administrative agency or other tribunal (i) asserting the invalidity of this Underwriting Agreement, the Agreement or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Underwriting Agreement or the Agreement, (iii) which are reasonably likely to be adversely determined and which might materially and adversely affect the performance by such Contract Seller of its obligations under, or the validity or enforceability of, this Underwriting Agreement, the Agreement or the Certificates or (iv) seeking to affect adversely the federal income tax attributes of the Offered Certificates described in the Prospectus.

               (j) There has not been any material adverse change in its business, operations, financial condition, properties or assets since the date of its latest quarterly financial statement which would have a material adverse effect on its ability to perform its obligations under the Agreement.

               (k) Any taxes, fees and other governmental charges in connection with the execution and delivery of this Underwriting Agreement and the Agreement and the execution, delivery and sale of the Offered Certificates have been or will be paid at or prior to the Closing Date.

               (l) Immediately prior to the assignment of the Contracts sold by it to the Trustee, as contemplated by the Agreement, it will have the power and authority to sell such Contracts to the Trustee, and upon the execution and delivery of the Agreement by the Trustee, the Trustee will have acquired all of its right, title and interest in and to the Contracts.

               (m) Neither it nor the Trust Fund is, and neither the issuance and sale of the Certificates nor the activities of the Trust Fund pursuant to the Agreement will cause such Contract Seller or the Trust Fund to be an "investment company" or under the control of an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

          Section 2. PURCHASE AND SALE. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Contract Sellers agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Contract Seller, the amount of the Offered Certificates set forth opposite each such Underwriter's

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name in Schedule I hereto. The purchase price for the Offered Certificates as a percentage of the principal balance of the Contracts as of the Cut-off Date is set forth in Schedule II hereto. There will be added to the purchase price of the Offered Certificates interest in respect of the Offered Certificates at the pass-through rate applicable to the Offered Certificates as specified in Schedule II from June 10, 1998 to but not including the Closing Date.

          Section 3. DELIVERY AND PAYMENT. Delivery of and payment for the Offered Certificates shall be made at the date, location and time of delivery set forth in Schedule II hereto, or such later date as the Underwriters shall designate, which date and time may be postponed by agreement between the Underwriters and the Contract Sellers or as provided in
Section 9 hereof (such date, location and time of delivery and payment for the Offered Certificates being herein called the "Closing Date"). Delivery of the Offered Certificates shall be made to the Underwriters against payment by the Underwriters of the purchase price thereof to or upon the order of the Contract Sellers in immediately available funds as specified in Schedule II hereto. The Offered Certificates to be so delivered shall be in definitive, fully registered form, unless otherwise agreed, in such denominations and registered in the name of Cede & Co., as nominee of The Depository Trust Company, unless otherwise specified by the Contract Sellers in writing not less than three full business days in advance of the Closing Date.

          The Contract Sellers agree to have the Offered Certificates available for inspection and checking by the Underwriters in New York, New York, not later than 1:00 p.m. on the business day prior to the Closing Date.

          Section 4. OFFERING BY UNDERWRITERS. It is understood that the Underwriters propose to offer the Offered Certificates for sale to the public as set forth in the Prospectus.

          Section 5. AGREEMENTS. Each Contract Seller agrees with the Underwriters that:

               (a) It will prepare a supplement to the Base Prospectus setting forth the amount of Offered Certificates covered thereby and the terms thereof not otherwise specified in the Base Prospectus, the expected proceeds to such Contract Seller from the sale of such Offered Certificates, and such other information as the Underwriters and the Contract Sellers may deem appropriate in connection with the offering of such Offered Certificates. It will promptly advise the Underwriters (i) when the Prospectus shall have been filed or transmitted to the Commission for filing pursuant to Rule 424, (ii) when any amendment to the Registration Statement shall have become effective, (iii) of any request by the Commission for any amendment to the Registration Statement or the Prospectus or for any additional information, (iv) when notice is received from the Commission that any post-effective amendment to the Registration Statement has become or will become effective, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, (vi) of the receipt by such Contract Seller of any notification with respect to the suspension of the qualification of the Offered Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (vii) of the occurrence of any event that would cause the Registration Statement, as then in effect, to contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

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          Such Contract Seller will not file any amendment to the
          Registration Statement or supplement to the Prospectus unless it has furnished you with a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object until after the period in which a prospectus is required to be delivered to purchasers of the Offered Certificates under the Act. Subject to the foregoing sentence, it will cause the Prospectus Supplement to be transmitted to the Commission for filing pursuant to Rule 424 under the Act by any means reasonably contemplated to result in compliance with said Rule. It will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

               (b) If at any time when a prospectus relating to the Offered Certificates is required to be delivered under the Act, any event occurs, as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Act or the rules under the Act, it will promptly prepare and file with the Commission, subject to paragraph (a) of this Section 5, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance and, if such amendment or supplement is required to be contained in a post-effective amendment to the Registration Statement, it will use its best efforts to cause such amendment of the Registration Statement to be made effective as soon as possible.

               (c) It will furnish to the Underwriters and counsel for the Underwriters, without charge, a signed copy of the Registration Statement and each amendment thereto (including exhibits thereto) and as many copies of the Registration Statement and each amendment thereto (without exhibits thereto) as the Underwriters may reasonably request and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of the Base Prospectus, the Preliminary Prospectus Supplement, if any, and the Prospectus Supplement and any amendments and supplements thereto as the Underwriters may reasonably request.

               (d) So long as the Offered Certificates shall be outstanding, it will cause the Servicer to deliver to the Underwriters the annual statement as to compliance and the annual statement of a firm of independent public accountants, furnished to the Trustee by the Servicer pursuant to Sections 4.20 and 4.21 of the Agreement, as soon as such statements are furnished to the Trustee.

               (e) It will furnish such information, execute such instruments and take such action, if any, as may be required to qualify the Offered Certificates for sale under the laws of such jurisdictions as the Underwriters may designate, and will maintain such qualification in effect so long as required for the distribution of the Offered Certificates; PROVIDED, HOWEVER, that it shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

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               (f)  It will pay all costs and expenses in connection with the transactions contemplated hereby, including, but not limited to, the fees and disbursements of its counsel; the costs and expenses of printing (or otherwise reproducing) and delivering the Agreement and the Offered Certificates; accounting fees and disbursements;
          the costs and expenses in connection with the qualification or exemption of the Offered Certificates under state securities or blue sky laws (including filing fees but not fees and disbursements of counsel in connection therewith) in connection with the preparation of any blue sky survey and in connection with any determination of the eligibility of the Offered Certificates for investment by institutional investors; the expenses of printing any such blue sky survey; the cost and expenses in connection with the preparation, printing and filing of the Registration Statement (including exhibits thereto), the Base Prospectus, any Preliminary Prospectus Supplement and the Prospectus Supplement, the preparation and printing of this Underwriting Agreement and the furnishing to the Underwriters of such copies of each Preliminary Prospectus Supplement and Prospectus Supplement as the Underwriters may reasonably request and the fees of rating agencies. Except as provided in Section 7 hereof, the Underwriters shall be responsible for paying all costs and expenses incurred by them in connection with their purchase and sale of the Offered Certificates, including the fees of counsel to any Underwriter.

          Section 6. CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the Underwriters to purchase the Offered Certificates as provided in this Underwriting Agreement shall be subject to the accuracy of the representations and warranties on the part of the Contract Sellers contained herein as of the date hereof and the Closing Date, the accuracy of the statements of the Contract Sellers made in any officer's certificate pursuant to the provisions hereof, the performance by the Contract Sellers of their obligations hereunder, and the following additional conditions with respect to the Offered Certificates:

               (a) The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and not withdrawn; no proceedings for that purpose shall have been instituted or, to the best knowledge of the Contract Sellers, threatened; and the Prospectus Supplement shall have been filed or transmitted for filing with the Commission in accordance with Rule 424 under the Act.

               (b) Each Contract Seller shall have delivered to you a certificate, dated the Closing Date, of any Vice President, Assistant Treasurer or any Assistant Secretary thereof to the effect that the signer of such certificate has carefully examined this Underwriting Agreement, the Registration Statement and the Prospectus and that: (i) the representations and warranties made by it in this Underwriting Agreement are true and correct in all material respects at and as of the Closing Date with the same effect as if made on the Closing Date, (ii) it has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date, (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the knowledge of such signer, threatened, and (iv) nothing has come to such signer's attention that would lead such signer to believe that the Prospectus contains any untrue statement of a material fact

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          or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (c) The Underwriters shall have received from Orrick, Herrington & Sutcliffe LLP, counsel for the Contract Sellers, a favorable opinion, dated the Closing Date and satisfactory in form and substance to counsel for the Underwriters, to the effect that:

                    (i) The Registration Statement has become effective under the Act, and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn, and no proceedings for that purpose have been instituted or threatened under Section 8(d) of the Act.

                   (ii) There are no contracts or documents of the Contract Sellers which are required to be filed as exhibits to the Registration Statement pursuant to the Act which have not been so filed or incorporated by reference therein on or prior to the Effective Date.

                  (iii) The conditions to the use by the Contract Sellers of a registration statement on Form S-3 have been satisfied with respect to the Registration Statement and the Registration Statement, as of the Effective Date, and the Prospectus, as of the date of the Prospectus Supplement, other than any financial or statistical information contained therein as to which such counsel need express no opinion, complied as to form in all material respects with the requirements of the Act and the applicable rules and regulations thereunder.

                   (iv) The Agreement constitutes a valid, legal and binding agreement of the Contract Sellers, enforceable against each such Contract Seller in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the rights of creditors, and
                         (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law. The Underwriting Agreement constitutes a valid and binding agreement of the Contract Sellers.

                    (v) The Offered Certificates, when executed and authenticated in accordance with the terms of the Agreement and delivered to and paid for by the Underwriters in accordance with this Underwriting Agreement, will be duly and validly issued and outstanding and will be entitled to the benefits of the Agreement.

                   (vi) The statements set forth in the Prospectus under the heading "Description of the Certificates," insofar as such statements purport to summarize certain provisions of the Offered Certificates and the Agreement, are correct in all material respects.
                         The statements set

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                         forth in the Prospectus under the headings "ERISA
                         Considerations," "Certain Federal Income Tax
                         Consequences," "Tax-Exempt Investors," "Legal Investment" and "Other Considerations," to the extent that they constitute matters of federal law or legal conclusions with respect thereto, are correct in all material respects.

                  (vii) Based solely on the representations and warranties of the Contract Sellers in the Agreement, the Senior Certificates and the Class M Certificates will be "mortgage related securities," as defined in Section 3(a)(41) of the Securities Exchange Act of 1934, as amended, so long as such Certificates are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

                 (viii) The Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and the Trust Fund created by the Agreement is not required to be registered under the Investment Company Act of 1940, as amended.

                   (ix) The issuance and sale of the Offered Certificates to the Underwriters pursuant to this Underwriting Agreement, the compliance by the Contract Sellers with the other provisions of this Underwriting Agreement and the Agreement, and the consummation of the other transactions herein and therein contemplated do not, under any statute, regulation or rule of general applicability, require the consent, approval, authorization, order, registration or qualification of or with any court or governmental authority, except as may be required under the Act or other federal or state securities laws, or any filings of UCC financing statements in respect of the assignment of the Contracts to the Trustee pursuant to the Agreement that have not yet been completed and such other approvals as have been obtained; and neither the sale of the Contracts nor the execution and delivery of the Agreement, nor the consummation of any other transactions contemplated therein, nor the fulfillment of the terms of the Agreement will conflict with or violate any statute currently applicable to it, or to such counsel's knowledge, any rule or regulation currently applicable to it of any regulatory body, administrative agency or governmental body having jurisdiction over it; PROVIDED, HOWEVER, no opinion will be expressed therein with respect to any consent, approval, authorization, order, registration or qualification required by, or any conflict with or violation of, any statute, rule or regulation applicable to BAFSB because of its status as a federal savings bank or to Bank of America because of its status as a national banking association, as to which the Underwriters will receive a separate in-house opinion.

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                    (x)  Assuming compliance with all provisions of the
                         Agreement, under existing law, (a) the Trust Fund will be treated as a "real estate mortgage investment conduit" (a "REMIC"), as defined by
                         Section 860D of the Internal Revenue Code of 1986 (the "Code"), (b) the Senior Certificates, Class M Certificates, Class B-1 Certificates and Class B-2 Certificates will be treated as (or will be comprised of) "regular interests" in such REMIC, as the term "regular interest" is defined in the Code, and (c) the Class R Certificates will be treated as the sole class of "residual interests" in the REMIC, as the term "residual interest" is defined in the Code. However, continuation of the status of the Trust Fund as a REMIC may entail compliance with statutory changes in the future and with regulations not yet issued.

          In addition, Orrick, Herrington & Sutcliffe, LLP shall state that they have participated in conferences with your representatives and with representatives of the Contract Sellers concerning the Registration Statement and the Prospectus and have considered the matters required to be stated therein and the statements contained therein, although such counsel need not independently verified the accuracy, completeness or fairness of such statements. Based upon and subject to the foregoing, such counsel shall state that nothing has come to its attention to cause it to believe that the Registration Statement (excluding any exhibits filed therewith), as of the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, that the Prospectus, as of the date of the Prospectus Supplement and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel have not been requested to and such counsel does not make any comment in this paragraph with respect to the financial statements, schedules and other financial and statistical information contained in the Registration Statement or the Prospectus).

               (d) The Underwriters shall have received from Andrea B. Goldenberg, counsel for the Contract Sellers, a favorable opinion, dated the Closing Date and satisfactory in form and substance to counsel for the Underwriters, to the effect that:

                    (i) BAFSB is duly organized and validly existing as a federal savings bank in good standing under the federal laws of the United States, Bank of America is duly organized and validly existing as a national banking association in good standing under the federal laws of the United States, and each has the requisite power and authority, corporate or other, to own its own properties and conduct its own business, as presently conducted by it, and to enter into and perform its obligations under the Agreement, this Underwriting Agreement and the Offered Certificates.

                   (ii) This Underwriting Agreement and the Agreement have been duly and validly authorized, executed and delivered by BAFSB and Bank of America.

                  (iii) The issuance and sale of the Offered Certificates to the Underwriters, the compliance by BAFSB and Bank of America with the other provisions of the Agreement and this Underwriting Agreement, and the consummation of the other transactions therein contemplated do not, under any statute, regulation or rule applicable to BAFSB because of its status as a federal savings bank or to Bank of America because of its status as a national banking association, require the consent, approval, authorization, order, registration or qualification of or with any court or governmental authority; and neither the sale of the Contracts nor the execution and delivery of the Agreement, nor the consummation of any other transactions contemplated therein, nor the fulfillment of the terms of the Agreement will conflict with or violate any statute, or to such counsel's knowledge, any rule or regulation currently applicable to BAFSB because of its status as a federal savings bank or to Bank of America because of its status as a national banking association.

                   (iv) The consummation of the transactions contemplated by, and the performance by either BAFSB or Bank of America of any other of the terms of, this Underwriting Agreement and the Agreement will not result in a breach of any term or provision of the charter or bylaws of either BAFSB or Bank of America or any State of California or federal statute or regulation or conflict with, result in a breach, violation or acceleration of, or constitute a default under, the terms of any indenture or other material agreement or instrument to which BAFSB or Bank of America is a party or by which it is bound or any order or regulation of the State of California or federal court, regulatory body, administrative agency or governmental body having jurisdiction over BAFSB or Bank of America.

                    (v) To the best of such counsel's knowledge, there are no actions, proceedings or investigations pending or threatened before any court, administrative agency or other tribunal (a) asserting the invalidity of this Underwriting Agreement, the Agreement or the Offered Certificates, or (b) seeking to prevent the issuance of the Offered Certificates or the consummation of any of the transactions contemplated by this Underwriting Agreement or the Agreement, which might materially and adversely affect the performance by either BAFSB or Bank of America of its obligations under, or the validity or enforceability of, this Underwriting Agreement or the Offered Certificates.

          Such opinion (a) may express its reliance as to factual matters on certificates of government and agency officials and the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Underwriting Agreement and the Agreement,
(b) may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto (other than the Contract Sellers), and (c) may be qualified as an opinion only as to the laws to the State of California and the United States of America.

               (e) The Underwriters shall have received from Orrick, Herrington & Sutcliffe LLP an opinion to the effect that to the extent that the transfer of the Contracts and the proceeds thereof by the Contract Sellers to the Trustee pursuant to the Agreement does not constitute an absolute assignment of such Contracts and the proceeds thereof, then the Agreement creates in favor of the Trustee a security interest in the Contract Sellers' rights in such Contracts and the proceeds thereof. Such security interest will be perfected upon the due and proper filing of the Financing Statement with the California Secretary of State. At the time of such perfection, such security interest will be of first priority.

               (f) The Underwriters shall have received from Orrick, Herrington & Sutcliffe LLP an opinion to the effect that should the FDIC be appointed as conservator or receiver for either Contract Seller pursuant to Section 11(c) of the FDIA, and should the transfer of the Contracts and the proceeds thereof to the Trustee pursuant to the Agreement be characterized as a secured transaction rather than an absolute sale, then if the matter were properly briefed and presented, the court would hold that the security interest of the Trustee for the benefit of the holders of the Certificates under the Agreement in the Contracts and the proceeds thereof is enforceable against either Contract Seller with respect to such Contracts and such proceeds (within the meaning of Section 9-203 of the applicable Uniform Commercial Code).

               Such opinion (a) may express its reliance as to factual matters on certificates of government and agency officials and the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Underwriting Agreement and the Agreement, (b) may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto (other than the Contract Seller), and (c) may be qualified as an opinion only as to the laws to the State of California and the United States of America.

               (g) The Underwriters shall have received from Orrick, Herrington & Sutcliffe LLP reasonably satisfactory to the Underwriters, a favorable opinion, dated the Closing Date and satisfactory in form and substance to counsel for the Underwriters, to the effect that the Trust Fund will be treated as a REMIC for Illinois tax purposes and will not be subject to Illinois income or franchise tax other than such tax, if any, as may be imposed on amounts taxable for federal income tax purposes.

               (h) The Underwriters shall have received from Brown & Wood LLP, counsel for the Underwriters, a favorable opinion, dated the Closing Date and satisfactory in form and substance to the Underwriters.

               (i) The Underwriters shall have received from Ernst & Young certified public accountants, a letter dated the Closing Date and satisfactory in form and substance to the Underwriters and counsel for the Underwriters, to the effect that they have performed certain specified procedures, as a result of which they determined that the information of an accounting, financial or statistical nature set forth in the Base Prospectus under the headings "The Sellers" and "Prepayment and Yield Considerations"and in the Prospectus Supplement under the headings "The Sellers" and "Prepayment and Yield Considerations" agrees with the records of the Contract Sellers or the Servicer, as the case may be.

               (j) The Underwriters shall have received from Ernst & Young certified public accountants, a letter dated the Closing Date and satisfactory in form and substance to the Underwriters and counsel for the Underwriters, to the effect that they have performed certain specified procedures and computations, as a result of which they have determined that the information of an accounting, financial or statistical nature set forth in the Prospectus Supplement under the headings "The Contract Pool," "The Sellers" and "Prepayment and Yield Considerations" agrees with such computations.

               (k) The Underwriters shall have received (i) from Moody's Investors Service, Inc., a rating letter assigning a rating of Aaa to the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates and Class A-7 Certificates, a rating of at least Aa3 to the Class M Certificates, a rating of at least Baa2 to the Class B-1 Certificates and a rating of at least Ba2 to the Class B-2 Certificates; and (ii) from Fitch IBCA, Inc., a rating letter assigning a rating of AAA to the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates and Class A-7 Certificates, a rating of at least AA- to the Class M Certificates, a rating of at least BBB to the Class B-1 Certificates and a rating of at least BB to the Class B-2 Certificates, which ratings shall not have been withdrawn.

               (l) The Underwriters shall have received from counsel to the Trustee, a favorable opinion dated the Closing Date and satisfactory in form and substance to counsel for the Underwriters, to the effect that:

                    (i) The Trustee (a) is a national banking association duly organized, validly existing and in good standing under the laws of the State of Illinois and the laws of the United States, (b) is duly qualified to exercise corporate trust powers under the laws of the United States and (c) is duly eligible and qualified to act as Trustee under the Agreement.

                   (ii) The Agreement has been duly authorized, executed and delivered by the Trustee in its individual capacity and the Agreement has been duly authorized, executed and delivered by the Trustee in its capacity as Trustee of BankAmerica Manufactured Housing Contract Trust V, Senior/Subordinate Pass-Through Certificates, Series 1998-2.

                  (iii) The Agreement, assuming due authorization, execution and delivery of such document by all other parties thereto, constitutes a legal, valid and binding agreement of the Trustee, except as enforceability thereof may be limited by bankruptcy, insolvency, liquidation, reorganization, moratorium or other similar laws affecting the enforcement of rights of creditors against the Trustee generally, as such laws would apply in the event of bankruptcy, insolvency, liquidation or reorganization or any moratorium or similar occurrence affecting the Trustee, and the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                   (iv) No consent, approval, authorization or order of any governmental agency or body is required for the Trustee's acceptance and execution of the trusts contemplated by the Agreement.

                    (v) The actions required of the Trustee under the Agreement, the consummation of any other transactions contemplated in the Agreement and the fulfillment of the terms of the Agreement do not conflict with or result in a breach or violation of any term or provision of, or constitute a default under any agreement or any statute or regulation governing the Trustee.

                   (vi) Assuming due authorization, execution and delivery of the Agreement by the Contract Sellers, the Servicer and the Trustee, and assuming the Trustee's receipt of the initial trust estate referenced in Section 2.01 of the Agreement, a trust has been duly created and validly exists under the laws of the State of Illinois, the terms of which are set forth in the Agreement.

                  (vii) The Certificates have been duly authenticated and delivered by the Trustee.

               (m) There shall not have been any material adverse change in either Contract Seller's business, operations, financial condition, properties or assets since the date of its latest quarterly financial statement, which change would have a material adverse effect on its ability to perform its obligations under the Agreement.

               (n) The Underwriters shall have received from Orrick, Herrington & Sutcliffe LLP, a letter to the effect that the Underwriters may rely upon the opinion rendered by Orrick, Herrington & Sutcliffe LLP to any Rating Agency that is not addressed to the Underwriters in connection with the transactions contemplated herein.

               (o) All proceedings in connection with the transactions contemplated by this Underwriting Agreement, and all documents incident hereto and thereto, shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters, and the Underwriters and counsel for the Underwriters shall have received such information, certificates and documents as they may reasonably request.

          Section 7. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If the sale of any Offered Certificates provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in
Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Contract Sellers to perform any agreement herein or therein or comply with any provision hereof or thereof, other than by reason of a default by any of the Underwriters, the Contract Sellers will reimburse the Underwriters severally upon demand for all reasonable and documented out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of such Offered Certificates.

          Section 8.     INDEMNIFICATION AND CONTRIBUTION.

          (a) The Contract Sellers, jointly and severally, will indemnify and hold harmless each Underwriter and its respective directors, officers, agents and employees against claims, damages, or liabilities, joint or several, to which each such Underwriter or director, officer, agent or employee thereof may become subject, under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any part of the Registration Statement when such part became effective, or in the Registration Statement, any Preliminary Prospectus Supplement, the Prospectus, or any amendment or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter and their respective directors, officers, agents and employees for any reasonable and documented legal or other expenses incurred by such Underwriter or director, officer, agent or employee thereof, as incurred, in connection with investigating or defending against such loss, claim, damage, liability or action; PROVIDED, HOWEVER, (i) that the Contract Sellers shall not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Contract Sellers by you, or by any Underwriter through you, specifically for use therein, and (ii) such indemnity with respect to any Preliminary Prospectus or Preliminary Prospectus Supplement shall not inure to the benefit of any Underwriter (or any person controlling any Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Offered Certificates which are the subject thereof if such person did not receive a copy of the Prospectus (or the Prospectus as amended or supplemented) at or prior to the confirmation of the sale of such Offered Certificates to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in such Preliminary Prospectus or Preliminary Prospectus Supplement was corrected in the Prospectus (or the Prospectus as amended or supplemented).

          (b) Each Underwriter, severally but not jointly, will indemnify and hold harmless each Contract Seller and their respective directors, officers, agents and employees against any losses, claims, damages, or liabilities to which such Contract Seller or director, officer, agent or employee thereof may become subject, under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any part of the Registration Statement when such part became effective, or in any Preliminary Prospectus Supplement, the Prospectus, or any amendment or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information furnished to the Contract Sellers by you, or by such Underwriter through you, specifically for use therein, and will reimburse each Contract Seller and their respective directors, officers, agents and employees for any reasonable and documented legal or other expense incurred by the Contract Seller or director, officer, agent or employee thereof, as incurred, in connection with investigating or defending against any such loss, claim, damage, liability or action.

               Each Underwriter, severally but not jointly, shall indemnify and hold harmless the Contract Sellers and their respective directors, officers, agents and employees against any and all losses, claims, damages or liabilities, joint or several, to the extent that such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement of a material fact contained in any Collateral Term Sheet, Structural Term Sheet or Computational Materials (or based on an omission to state any material fact necessary to make any statement contained therein not misleading), when read together with the Prospectus (assuming for this purpose that the Prospectus does not omit to state any material fact necessary to make any statement contained in the Prospectus not misleading), furnished by such Underwriter to the Contract Seller specifically for inclusion in a current report on Form 8-K to be filed by or on behalf of the Contract Seller on or about June __, 1998 and such Underwriter shall in each case reimburse the Contract Seller and its respective directors, officers, agents and employees for any reasonable and documented legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that such Underwriter shall not be liable in any such case to the extent that any such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished by the Contract Sellers to such Underwriter in respect of the Contracts. Such Underwriter's liability under this Section 8(b) shall be in addition to any liability that such Underwriter may otherwise have (arising from such statement or omission). Such Underwriter confirms that the Collateral Term Sheets, Structural Term Sheets and Computational Materials so furnished to the Contract Sellers constitute all the Collateral Term Sheets, Structural Term Sheets and Computational Materials furnished by such Underwriter to prospective purchasers of the Offered Certificates. Computational Materials are computer-generated tables and/or charts displaying, with respect to any class or classes of Certificates, any of the following: yield; average life; duration; expected maturity; interest rate sensitivity; loss sensitivity; cash flow characteristics; background information regarding the Contracts; the proposed structure; decrement tables; or similar information (tabular or otherwise) of a statistical, mathematical, tabular or computational nature. The terms "Collateral Term Sheet" and "Structural Term Sheet" shall have the respective meanings assigned to them in the February 13, 1995 letter of Cleary, Gottlieb, Steen & Hamilton on behalf of the Public Securities Association (which letter, and the SEC staff's response thereto, were publicly available February 17, 1995).
 The term "Collateral Term Sheet," as used herein, shall also include any subsequent collateral term sheet that reflects a substantive change in the information presented.

          (c)  Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8 except to the extent that the failure of the indemnified party to notify the indemnifying party prejudices the rights of the indemnifying party. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party (which may be counsel representing the indemnifying party); PROVIDED, HOWEVER, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel), approved by the Underwriters in the case of Subsection (a) of this Section 8, representing the indemnified parties under such Subsection (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). In the event a party settles any claim or action for which it would otherwise be indemnified against pursuant to
Section 8 without the consent of the indemnifying party, such indemnified party shall waive any rights to indemnification hereunder in connection with such claim or action; provided, however, the indemnified party may settle such claim or action without the consent of the indemnifying party and without waiving its rights to indemnification if the indemnified party acts in accordance with the advice of separate counsel engaged in accordance with this Subsection (c).

        (d) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under Subsection (a) or (b) above, then the Contract Sellers and each indemnifying Underwriter shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, or liabilities referred to in Subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Contract Sellers on the one hand and the Underwriters on the other from the offering of the Offered Certificates, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Contract Seller on the one hand and the Underwriters on the other in connection with the statement or omissions that resulted in such losses, claims, damages, or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Contract Sellers on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering of the Offered Certificates (before deducting expenses) received by the Contract Sellers bear to the total compensation and profit (before deducting expenses) received or realized by the Underwriters from the purchase and resale, or underwriting, of the Offered Certificates. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Contract Sellers, on the one hand, or the Underwriters, on the other, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such untrue statement or omission. The Contract Sellers, on the one hand, and the Underwriters, on the other, agree that it would not be just and equitable if contributions pursuant to this Subsection (d) were to be determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account the equitable considerations referred to in the first sentence of this Subsection
(d). The amount paid by an indemnified party as a result of the losses, claims, damages, or liabilities referred to in the first sentence of this Subsection (d) shall be deemed to include any reasonable and documented legal or other expense incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this Subsection (d). Notwithstanding the provisions of this Subsection
(d), no Underwriter shall be required to contribute any amount in excess of the amount by which (x) the total price at which the Offered Certificates underwritten by it and distributed to the public were offered to the public exceeds (y) the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Subsection (d) to contribute shall be several in proportion to their respective underwriting obligations and not joint; provided that in the case of the indemnification provided in the second paragraph of Subsection (b), only the Underwriter furnishing the Collateral Term Sheets, Structural Term Sheets or Computational Materials, as the case may be, that are the subject of such indemnification shall contribute in respect thereof pursuant to this Subsection (d).

        (e) The obligations of the Contract Sellers under this Section 8 shall be in addition to any liability which the Contract Sellers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Contract Sellers (including any person who, with his consent, is named in the Registration Statement as about to become a director of either Contract Seller), to each officer of either Contract Seller who has signed the Registration Statement and to each person, if any, who controls either Contract Seller within the meaning of the Act or the Exchange Act.

        Section 9. SUBSTITUTION OF UNDERWRITERS. If any Underwriter shall fail to take up and pay for the amount of the Offered Certificates agreed by such Underwriter to be purchased under this Underwriting Agreement upon tender of such Offered Certificates in accordance with the terms hereof, and the amount of the Offered Certificates not purchased does not aggregate more than 10% of the total amount of the Offered Certificates set forth in
Schedule I hereto, the remaining Underwriters shall be obligated to take up and pay for the Offered Certificates that the withdrawing or defaulting Underwriter agreed but failed to purchase.

        This Underwriting Agreement shall terminate if (i) any Underwriter shall fail to take up and pay for the amount of the Offered Certificates agreed by such Underwriter to be purchased under this Underwriting Agreement (such Underwriter being a "Defaulting Underwriter") upon tender of such Offered Certificates in accordance with the terms hereof, (ii) the amount of the

Offered Certificates not purchased aggregates more than 10% of the total amount of the Offered Certificates set forth in Schedule I hereto, and (iii) arrangements satisfactory to the remaining Underwriters and the Contract Sellers for the purchase of such Offered Certificates by other persons are not made within 36 hours thereafter. In the event of any such termination, the Contract Sellers shall not be under any liability to any Underwriter (except to the extent provided in Section 5(f) and Section 8 hereof) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Underwriting Agreement, to purchase the amount of the Offered Certificates which such Underwriter agreed to purchase hereunder) be under any liability to the Contract Sellers (except to the extent provided in Section 8 hereof). Nothing herein shall be deemed to relieve any Defaulting Underwriter from any liability it may have to the Contract Sellers or any other Underwriter by reason of its failure to take up and pay for Offered Certificates as agreed to by such Defaulting Underwriter.

        Section 10. TERMINATION. Notwithstanding anything herein contained, this Underwriting Agreement may be terminated in the absolute discretion of the Underwriters, by written notice given to the Contract Sellers, if after the execution of this Underwriting Agreement and prior to the delivery and payment for all Offered Certificates (i) there has occurred any material adverse change in the condition (financial or otherwise), earnings, business or properties of the Contract Sellers or BankAmerica Corporation, and their respective subsidiaries, taken as a whole, the effect of which in the reasonable judgment of the Underwriters materially impairs the investment quality of the Offered Certificates; (ii) trading generally shall have been suspended or materially limited on or by the New York Stock Exchange; (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities; or (iv) there shall have occurred any outbreak or material escalation of hostilities in which the United States is involved, and declaration of war by Congress or any other substantial national or international calamity or emergency if, in the reasonable judgment of the Underwriters, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impracticable to proceed with completion of the sale and payment for the Offered Certificates on the terms specified in this Underwriting Agreement and the Prospectus Supplement.

        Section 11. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of the Contract Sellers or their officers and the Underwriters set forth in or made pursuant to this Underwriting Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Contract Sellers or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Offered Certificates. The provisions of
Section 7 and 8 hereof shall survive the termination or cancellation of this Underwriting Agreement.

        Section 12. NOTICES. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered, telegraphed or telecopied and confirmed to them at the addresses set forth at the beginning of this Underwriting Agreement,
Attention: General Counsel; if sent to the Contract Sellers or the Servicer, will be mailed, delivered, telegraphed or telecopied and confirmed to it at the following address: Bank of America, FSB c/o BankAmerica Housing Services, 10089 Willow Creek Road, San Diego, California 92131, Attention:
Manager, Investor Servicing, with copies to Bank of America

National Trust and Savings Association, Corporate Treasury Capital Markets Group, 315 Montgomery Street, San Francisco, California and to Legal Department 555 California Street, San Francisco, California, Attention:
Assistant General Counsel, Corporate Advice Group.

        Section 13. SUCCESSORS. This Underwriting Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and their successors and assigns, and no other person will have any right or obligation hereunder.

        Section 14. APPLICABLE LAW; COUNTERPARTS. This Underwriting Agreement will be governed by and construed in accordance with the laws of the State of New York without giving effect to the provisions thereof concerning conflict of laws. This Underwriting Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute but one and the same instrument.

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Contract Sellers and the Underwriters.

                                        Very truly yours,

                                        BANK OF AMERICA, FSB


                                        By:
                                            -----------------------------------
                                        Name:
                                        Title:


                                        BANK OF AMERICA NATIONAL TRUST AND
                                          SAVINGS ASSOCIATION

                                        By:
                                            -----------------------------------
                                        Name:
                                        Title:


Accepted at New York, New York
as of the date first written
above.

MORGAN STANLEY & CO. INCORPORATED,
for itself and the other Underwriters
named on Schedule I hereto


By:
    -----------------------------------
Name:
      ---------------------------------
Title:
       --------------------------------

                                   SCHEDULE I


                                                      Amount of Series 1998-2,
                                                     Class A-1 Certificates to
       Underwriter                                          be Purchased
       -----------                                          ------------
MORGAN STANLEY & CO. INCORPORATED                           $26,290,000
BANCAMERICA ROBERTSON STEPHENS                               $7,170,000
GOLDMAN, SACHS & CO.                                         $7,170,000
NATIONSBANC MONTGOMERY SECURITIES LLC                        $7,170,000


                                                      Amount of Series 1998-2,
                                                     Class A-2 Certificates to
       Underwriter                                          be Purchased
       -----------                                          ------------
MORGAN STANLEY & CO. INCORPORATED                           $43,450,000
BANCAMERICA ROBERTSON STEPHENS                              $11,850,000
GOLDMAN, SACHS & CO.                                        $11,850,000
NATIONSBANC MONTGOMERY SECURITIES LLC                       $11,850,000


                                                      Amount of Series 1998-2,
                                                     Class A-3 Certificates to
       Underwriter                                          be Purchased
       -----------                                          ------------
MORGAN STANLEY & CO. INCORPORATED                           $35,200,000
BANCAMERICA ROBERTSON STEPHENS                               $9,600,000
GOLDMAN, SACHS & CO.                                         $9,600,000
NATIONSBANC MONTGOMERY SECURITIES LLC                        $9,600,000


                                                      Amount of Series 1998-2,
                                                     Class A-4 Certificates to
       Underwriter                                          be Purchased
       -----------                                          ------------
MORGAN STANLEY & CO. INCORPORATED                           $42,900,000
BANCAMERICA ROBERTSON STEPHENS                              $11,700,000
GOLDMAN, SACHS & CO.                                        $11,700,000
NATIONSBANC MONTGOMERY SECURITIES LLC                       $11,700,000


                                                      Amount of Series 1998-2,
                                                     Class A-5 Certificates to
       Underwriter                                          be Purchased
       -----------                                          ------------
MORGAN STANLEY & CO. INCORPORATED                           $24,200,000
BANCAMERICA ROBERTSON STEPHENS                               $6,600,000
GOLDMAN, SACHS & CO.                                         $6,600,000
NATIONSBANC MONTGOMERY SECURITIES LLC                        $6,600,000

                                      I-1

                                                      Amount of Series 1998-2,
                                                     Class A-6 Certificates to
       Underwriter                                          be Purchased
       -----------                                          ------------
MORGAN STANLEY & CO. INCORPORATED                           $37,950,000
BANCAMERICA ROBERTSON STEPHENS                              $10,350,000
GOLDMAN, SACHS & CO.                                        $10,350,000
NATIONSBANC MONTGOMERY SECURITIES LLC                       $10,350,000


                                                      Amount of Series 1998-2,
                                                     Class A-7 Certificates to
       Underwriter                                          be Purchased
       -----------                                          ------------
MORGAN STANLEY & CO. INCORPORATED                           $99,387,750
BANCAMERICA ROBERTSON STEPHENS                              $27,105,750
GOLDMAN, SACHS & CO.                                        $27,105,750
NATIONSBANC MONTGOMERY SECURITIES LLC                       $27,105,750


                                                      Amount of Series 1998-2,
                                                     Class M Certificates to
       Underwriter                                          be Purchased
       -----------                                          ------------
MORGAN STANLEY & CO. INCORPORATED                           $28,296,950
BANCAMERICA ROBERTSON STEPHENS                               $7,717,350
GOLDMAN, SACHS & CO.                                         $7,717,350
NATIONSBANC MONTGOMERY SECURITIES LLC                        $7,717,350


                                                      Amount of Series 1998-2,
                                                     Class B-1 Certificates to
       Underwriter                                          be Purchased
       -----------                                          ------------
MORGAN STANLEY & CO. INCORPORATED                           $22,637,450
BANCAMERICA ROBERTSON STEPHENS                               $6,173,850
GOLDMAN, SACHS & CO.                                         $6,173,850
NATIONSBANC MONTGOMERY SECURITIES LLC                        $6,173,850

                                  SCHEDULE II

Registration Statement No. 333-35251
  Base Prospectus dated June 16, 1998
  Prospectus Supplement dated June 23, 1998

Title of Certificates                          Manufactured Housing Contract Trust V
                                               Senior/Subordinate Pass-Through
                                               Certificates, Series 1998-2

Amount of Offered Certificates
(approximate; subject to
a variance of PLUS OR MINUS 5%):

     Class A-1 Certificates                     $47,800,000
     Class A-2 Certificates                     $79,000,000
     Class A-3 Certificates                     $64,000,000
     Class A-4 Certificates                     $78,000,000
     Class A-5 Certificates                     $44,000,000
     Class A-6 Certificates                     $69,000,000
     Class A-7 Certificates                    $180,705,000
     Class M Certificates                       $51,449,000
     Class B-1 Certificates                     $41,159,000

Pass-Through Rate:

     Class A-1 Certificates                    5.89%
     Class A-2 Certificates                    6.04%
     Class A-3 Certificates                    6.04%
     Class A-4 Certificates                    6.11%
     Class A-5 Certificates                    6.20%
     Class A-6 Certificates                    6.24%
     Class A-7 Certificates                    6.55%*
     Class M Certificates                      6.83%*
     Class B-1 Certificates                    7.93%*

 * Subject to a maximum rate as described in the Agreement.

Purchase Price Percentage:

     Class A-1 Certificates                    99.87225% (plus accrued interest)
     Class A-2 Certificates                    99.84180% (plus accrued interest)
     Class A-3 Certificates                    99.81065% (plus accrued interest)
     Class A-4 Certificates                    99.78157% (plus accrued interest)
     Class A-5 Certificates                    99.76997% (plus accrued interest)
     Class A-6 Certificates                    99.72331% (plus accrued interest)
     Class A-7 Certificates                    99.67794% (plus accrued interest
     Class M Certificates                      99.49112% (plus accrued interest)
     Class B-1 Certificates                    99.21031% (plus accrued interest)

Cut-off Date:                                  May 31, 1998

                                      II-1

Closing Date:                                  June 25, 1998 at the offices of
                                               Orrick, Herrington & Sutcliffe
                                               LLP, Los Angeles, California

Manner of payment for Certificates             Immediately available funds

Office for delivery of Certificates            First Chicago Trust Company of New York
                                               14 Wall Street, 8th Floor
                                               New York, New York 10005
                                               Attn:  Francis Valentine

Office of payment for Certificates             Orrick, Herrington & Sutcliffe LLP
                                               777 South Figueroa Street, Suite 3200
                                               Los Angeles, California 90017

Office for checking Certificates               First Chicago Trust Company of New York
                                               14 Wall Street, 8th Floor
                                               New York, New York 10005
                                               Attn:  Francis Valentine

Denominations:                                 $1,000 and integral multiples
                                               of $1 in excess thereof

Modification of representations and warranties contained in Section 1 of the Underwriting Agreement: [indicate, if any, or state "None"]

          None

Modification of opinion of counsel delivered pursuant to Section 6(c) of the Underwriting Agreement: [indicate, if any, or state "None"]

          None

Modification of items to be covered by the letter from Ernst & Young delivered pursuant to Section 6(i) of the Underwriting Agreement:
[indicate, if any, or state "None"]

          None

Modification of items to be covered by the letter from Ernst & Young delivered pursuant to Section 6(j) of the Underwriting Agreement:
[indicate, if any, or state "None"]

          None

                                      II-2